SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

 PURSUANT TO SECTION 13 OR 15(D) OF
 THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 1, 2003

FIRST INDIA DIVERSIFIED HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

New York
(State or Other Jurisdiction of Incorporation)

 0-30440
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 (Commission File Number)

 22-3537927
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(IRS Employer Identification No.)

Suite 40, 1010 University Avenue, San Diego, CA 92103
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(Address of Principal Executive Offices) (Zip Code)

(619) 615-0550
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

ITEM 1.  CHANGE IN CONTROL OF REGISTRANT

                On December 4, 2003, the controlling interest in the Registrant, totaling 51,000,000 shares of common stock, previously controlled by David R. Koos, a California resident, was partially transferred by a combination of sale of shares and resignation of Mr. Koos from his position as Trustee over a trust.  As a result of these events and his resignation as an officer and director of the Company, Mr. Koos no longer controls the Company.

ITEM 4. Changes in Registrant's Certifying Accountant.

      On November 1, 2003 the registrant engaged Drakeford & Drakeford as its independent certified public accountant replacing Aaron Stein.

      (i)   the former accountant was dismissed on or about November 1, 2003;

      (ii)  the principal accountant's report on the financial statements of the registrant for either of the last two years did not  contain an adverse opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles;

      (iii) the decision to change accountants was recommended or approved by the Board of Directors; and

      (iv)  during the registrant's two most recent fiscal years and any subsequent interim period preceding such dismissal there were no disagreements with the former accountant on any matter of accounting principals or practices, financial statement, disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of the former accountant, would have caused it to make a reference to the subject matter of the disagreement(s) in connection with its report.

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

On December 1, 2003, the a member of the Company's Board of Directors, David R. Koos, resigned, after appointing, in agreement with the only other Board member at the time, Marc Pilkington, John Wright to the Board.

John Wright.   Prior to becoming the Chief Financial Officer and a director of the Company, he was employed by Tulip Medical, Inc from 2000 to the present as General Counsel for the medical instrument company, managing all legal, and some non-legal, matters including; product liability litigation, real estate negotiations, provisional patent filings, trademark and copyright establishment and defense, FDA filings, private placement and venture capital raising, creditor/debtor issues and litigation, vendor disputes, and day-to-day business counseling. Prior to his Tulip Medical employment, and receipt of his law degree in 1999 from the Thomas Jefferson School of Law, Mr. Wright worked as a Law clerk for three law firms, Rosner and Associates from 1998 to 2000, the Law Office of D. O'Connell from 1997 to 2000 and for Rudick Platt Glatt & Gertz from 1996 to 1999, during which time he researched many legal issues including, hazardous waste litigation (RCRA, CERCLA), disability access (ADA and Unruh), international business sales and subject matter jurisdiction, real property sales and leasing, unlawful detainers, zoning variances, insurance litigation, will/probate, personal injury, legal malpractice, employment discrimination, and, intellectual property. Prior to 1997, he worked as a mortgage banker from 1991 to 1995 and a s a sales associate in real estate offices from 1988 to 1991.  Mr. Wright received his B.A. degree cum laude from Point Loma Nazarene University in 1985 where he majored in Business and Economics. He is a Member of the California State Bar.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First India Diversified
Holdings, Inc.
a New York corporation

By: Marc Pilkington
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Marc Pilkington
President

DATED: December 5, 2003